INVESTOR RELATIONS CONSULTING AGREEMENT

Whereas, MGN Technologies, Inc., is a newly publicly traded company on the OTC BB: MGNLF, with offices located at 1505 – 409 Granville Street, Vancouver, BC (hereinafter referred to as the “Company”) which seeks to engage with professional outstide consultants in order to expand its shareholder base and raise investor awareness.

Whereas, First London Finance, Ltd. located at The Akara Building, 24 De Castro St., Wickhams Cay I, Road Town, Tortola, British Virgin Islands (the “Consultant”) is experienced in writing research reports and performing investor relations services for private and public companies;

Now therefore, be it resolved that the Company and the Consultant have agreed to enter into this Investor Relations Consulting Agreement for their mutual benefits and agree as follows on this the 6th day of January, 2006.

I.

Description of Services

(1)

The Consultant represents and warrants to the Company that the Consultant has the required skills and experience to perform the duties and exercise the responsibilities required of the Consultant as an investor relations consultant.  In carrying out these duties and responsibilities, the Consultant shall comply with all lawful and reasonable instructions as may from time to time be given by officers and directors of the Company.

(2)

The Consultant specifically agrees to act in an advisory and consultative capacity only in respect of the following areas of responsibility:

(a)

To organize and make presentations to and holding discussions with investors, financial and industry analysts, registered brokers and financial writers with a view to informing such groups about developments in the Company’s business and affairs;

(b)

To develop a database of individual persons, financial institutions or other such groups (hereinafter referred to as the “Contacts”) potentially interested in receiving information relating to the Company and making efforts to efficiently provide information that is requested and that is non-confidential.

(c)

To provide guidance in the preparation, writing and dissemination press releases, corporate updates and reports, should the Company request such assistance;

(d)

To provide verbal updates and disseminate press releases issued by the Company to various institutional and private investors;

(e)

To identify and communicate directly with potential individual, corporate, and instiutional investors potentially interested in the Company; within the boundries of all applicable laws and securities regulations.

(3)

It is understood and agreed that all forecasts and financial projections are to be prepared soley by management of the Company and that the Consultant shall obtain the Company’s approval for any and all content before distributing or otherwise disseminating any information or material of whatever nature of kind relating to the Company to any person or group.  Approval shall not be required for the distribution of any material that is generally available to the public.

(4)

The Consultant and Company agree to comply with and be bound by the terms and conditions of this Consulting Agreement.

(5)

In consideration of the Consultant’s Agreement hereto and the Consultant’s performance in accordance herewith, the Company retains the Consultant as an investor relations consultant for a term of three months commencing January 8, 2006 and ending on June 8, 2006 (the “Term of the Agreement”).

II.

Service

During the Term of the Agreement the Consultant shall well and faithfully serve the Company as an independent contractor.  The Company acknowledges that the Consultant may be engaged in the business of investor relations and ancillary functions on behalf of other companies whether public or private.  It shall be expressly understood that Consultant shall have no power to bind the Company to any contract or obligation or to transact any business in the Company’s name or on behalf of the Company in any manner.

The Consultant’s duty is to provide a strategic investor relations program by:

1.

Communicating Company’s quantitative and qualitative value drivers in an easily understood manner;

2.

Articulating Company’s differentiating characteristics from other software firms engaged in the mobile gaming industry.

3.

Managing investor expectations by articulating information regarding the Company’s reasonable expectations for success in achieving penetration in various markets that the Company is seeking to do business in.

4.

Targeting industry analysts, portfolio manager, fund managers, and retail stock brokers that will be most responsive to the Company’s story such as those Contacts focusing or specializing in micro-cap and or special situations.

5.

Coordinating with management’s travel to schedule one-on-one meetings and or small group meetings with individuals, corporations, or groups both domestically and internationally that are interested to learn more about the Company.  Such gatherings can be referred to as “road shows” and can be planned and arranged in conjunction with Company’s management.  In the event the Company wishes to undertake such road shows, Company hereby agrees to pay or reimburse all pre-approved costs of Consultant’s travel and lodging expenses as may be incurred during a road show.

III.

Confidential Information

(1)

The Consultant acknowledges that in the performance of its duties it may acquire information about certain matters or events, which are confidential to the Company (the “Information”) and which Information is the exclusive property of the Company, including but not limited to:

(a)

Lists of present and prospective customers and related information

(b)

Pricing and sales policies for Company’s products

(c)

Trade secrets

(d)

Information about Company’s finances

(e)

Information about existing or potential joint ventures with Company

(2)

The Consultant acknowledges such information is and will remain the sole property of the Company.  Accordingly, the Consultant undertakes to treat confidentially all such information and agrees not to disclose same to any third party.  The Consultant will only distribute, discuss, and disseminate non-confidential information.

IV.

Non-competition

The Consultant agrees that, during the Term of the Agreement and for a period of three (3) months following termination of the Agreement, it will not engage in a business relationship with another company that could reasonably be deemed a direct competitor of the Company.

V.

Remuneration

In consideration of the Consultant’s undertaking and the performance of the obligations contained herein, Company agrees to pay to the consultant an expense allowance un the amount of $3,500 per month for the first three months of 2006, with payment to be made by the 6th day of January, the 1st day of February, and 1st day of March, 2006.

VI.

The Company’s Property

The Consultant acknowledges that all items used by the Consultant pursuant to the Consultant’s services under this Consulting Agreement or furnished by the Company to the Consultant, including without limitation all equipment, automobiles, credit cards, books, records, reports, files, manuals, literature, confidential information or other materials, shall remain and be considered the exclusive property of the Company at all times and shall be surrendered to the Company, in good condition, promptly upon the termination of the Consultant’s services.

VII.

Notices

(1)

Any notice required or permitted to be given to the Consultant shall be sufficiently giver, if delivered to the Consultant via courier or, if mailed, by registered mail to the Consultant’s address above.

(2)

Any notice required or permitted to be given to the Company shall be sufficiently given, if mailed by registered mail or delivered by courier to the Company’s headquarters in Vancouver, British Columbia, Canada.

VIII.

Severability

In the event that a court of competent jurisdiction shall deem any provision or part of this Consulting Agreement void or invalid, the remaining provisions or parts shall be and remain in full force and effect.

IX.

Entire Agreement

This Agreement constitutes the entire Agreement between the parties hereto with respect to the employment of the Consultant and any and all previous agreements, written or oral, express or implied between the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any such agreement.

X.

Modification of Agreement

Any modification of this Agreement must be in writing and signed by the parties or shall have no effect and shall be void.

XI.

Headings

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

XII.

Governing Law

This Agreement shall be construed in accordance with the laws of Switzerland and adjudicated in Geneva, Switzerland.  Facsimile signatures will have the same force and effect as originals.

IN WITNESS WHEREOF this Agreement has been accepted and executed by the parties to it, the day, month and year first written above.

“signed”

“signed”

Mark Jensen, CEO

Benjamin Levy, Managing Director

MGN Technologies, Inc.

First London Finance, Ltd.

Date: January 5, 2006

Date: January 5, 2006